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Exhibit 23
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      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of PGI Incorporated and subsidiaries on Form S-8 (File 2-77149) of our report dated March 17, 2000, relating to the consolidated financial statements and financial statements schedule of PGI Incorporated and subsidiaries which report is included in this Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern.

St. Louis, Missouri                         /s/ BDO Seidman, LLP
April 10, 2000